EXHIBIT 99.1

UBL and Advice Interactive Group Will Merge Companies to Provide Businesses across the Globe with High Performance Digital Presence Management

The combined entities will have one of the largest global business listing API syndication networks, and local search technology tools and services to enable agencies, brands and SMB’s to control their data everywhere.

CHARLOTTE, NC – (GlobeNewswire) – MARCH 16, 2015 – UBL Interactive, Inc. (OTCQB:UBLI) (“UBL”), a leader in online business listing presence management, and Advice Interactive Group, LLC (“Advice”), a digital Agency with proprietary local search technologies, (Local Site Submit) announced the two companies will merge to combine their global API syndication networks and local search technologies. Together these companies will help agencies, brands and SMB’s take control of their location data on business listings appearing on Google Bing, Yahoo and Apple Maps along with hundreds of local search directories, social networks, and mapping services across the internet.

This new combined entity will be a global leader in SaaS based API syndication and presence management, distribution, analytics, as well as the process by which businesses claim ownership and optimize listings on local search sites. Sign up at the company’s temporary site “I’m All About That Data” (http://www.ImAllAboutThatData.com) to receive news and information, and to be one of the first to have access to the UBL/Advice combined tools including profile syndication, local content optimization, visibility reports, citation reports, sales tools, lead generation widgets and social and review management modules, as well as other powerful features and tools set to launch in the next few months.

“Every day there are massive amounts of bad data being created and published on thousands of search sites and mobile apps, resulting in customer confusion with wrong business names, addresses, phone numbers (NAP) and inaccurate descriptions,” said Bernadette Coleman, chief executive officer of Dallas-based Advice Interactive Group. “By leveraging our syndication networks, tools and services, businesses will be able to correct and control this data, which is their most valuable asset. Those that don’t will lose their competitive advantage. With the focus now on mobile and local, it’s all about the data.” Coleman said the combined services and proprietary technology innovations Advice brings to the company will make it easy for businesses large and small to correctly synchronize, analyze and optimize their online data in a fast-growing digital world. Coleman will remain CEO of Advice and lead the combined companies’ US operations, technology, fulfillment and the UBL migration onto the Advice platform.

“This is a powerful merger given that the technologies of the two companies are industry-leading and clearly very complementary,” said Doyal Bryant, chief executive officer of Charlotte-based UBL Interactive. “This merger will allow us to grow our global API syndication network while we scale-up our local presence management services here in North America. In my view, the combination of these two technology companies will provide businesses across the globe with high performance presence management capabilities which no other company can currently equal.” Bryant will remain CEO of UBL Interactive with a focus on international expansion and corporate development.

UBL’s data syndication allows companies and their marketing agencies to manage listings on such sites as Google, Bing, Apple, Foursquare and many international and regional local search sites and mobile Apps. Increasingly this listings management is performed by real-time electronic API connections that speed up publication. UBL and Advice both also specialize in the optimization of profiles with enhanced photos, videos and other descriptive data that increases the visibility in search results, resulting in customer connections that parallel advertising efforts.

Advice also brings award winning, full service digital strategies to the company for clients, resellers and brands that need these additional services. The companies operate in the same space as Yext, Moz Local, and others.

About UBL Interactive and Universal Business Listing

Headquartered in Charlotte, North Carolina and having served over 300,000 businesses across North America, the United Kingdom, Australia and New Zealand, UBL Interactive is the owner and operator of the Universal Business Listing (UBL) service. Through UBL, the Company provides business identity management tools for businesses large and small, as well as SEO providers, advertising agencies and interactive marketers to help their customers distribute their business details as a trusted source across search engines, online Yellow Pages directories, 411 directory assistance, social networks and mobile devices. For more information about UBLI and its Universal Business Listing solutions, please visit our web sites at www.ublinteractive.com or www.ubl.org.

About Advice Interactive Group:

Advice Interactive Group is an award winning Digital Agency and Technology Company focused on improving visibility across the digital universe through search, social, local search and design. Recognized as one of the fastest-growing interactive agencies in the U.S. by Inc. 500 (2012, 2013 and 2014), Advice Interactive built its reputation through successful partnerships with top brands. The agency excels with proprietary local search technologies and strategies delivered by a handpicked team of experienced digital professionals. For more information, visit http://www.adviceinteractivegroup.com.

Forward-Looking Statements

This news release may contain forward-looking statements. Forward-looking statements are indicated by words such as "expects," "intends," "anticipates," "believes," “forecasts,” “plans” and similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risks and uncertainties, include, without limitation, our ability to successfully centralize and consolidate various support functions and merge our operations with Advice, operating results, market acceptance of our solutions, strong brand recognition and other risks detailed from time to time in our reports filed with the Securities and Exchange Commission. These forward-looking statements are made in accordance with "safe harbor" provided by the Private Securities Litigation Reform Act of 1995 and no assurance can be given that the future results that are the subject of such forward-looking statements will be achieved. The Company undertakes no obligation to publicly update or revise the forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact: Bernadette Coleman (844) 345-0067 Email: press@ubl.org